Exhibit 31.1

CERTIFICATION

I, Daniel F. Akerson, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report for the period ended June 30, 2012 on Form 10-Q/A of General Motors Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ DANIEL F. AKERSON
Daniel F. Akerson
Chairman and Chief Executive Officer

Date: November 15, 2012